UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2014

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-14092 (Commission File Number)	04-3284048 (IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA (Address of principal executive offices)		02210 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On January 24, 2014, The Boston Beer Company, Inc. (the “Company”) and its wholly-owned subsidiary, Boston Beer Corporation, entered into an amendment (the “Amendment”) to amend the Company’s existing $50 million revolving line of credit agreement dated as of July 1, 2002, as amended as of August 4, 2004 and as further amended as of February 27, 2007 and March 10, 2008, with Bank of America, N.A. (the “Line of Credit”). The Amended Line of Credit is unsecured, but is guaranteed by American Craft Brewery LLC, a wholly-owned subsidiary of Boston Beer Corporation.

The Amendment includes the following provisions:

•

an increase in the amount available for borrowing under the Line of Credit to $150 million from $50 million;

•

an extension of the maturity date of the Line of Credit from March 31, 2015 to March 31, 2019; and

•

certain changes to the restrictive and financial covenants of the Line of Credit.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation Under an Off–Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8–K is hereby incorporated by reference into this Item 2.03. As of the date of this Current Report on Form 8-K, there are no amounts outstanding under the Line of Credit.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

Date: January 28, 2014	/s/ William F. Urich
William F. Urich
Chief Financial Officer
(Signature)*

*Print name and title of the signing officer under his signature.

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